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                                                                    Exhibit 15.2


[ACNIELSEN LOGO]


                                                           Santiago, May 8, 2006

Senor,
Pablo Sanchez
Gerente General
Presente

CONSENT

We hereby consent to use of our market share information from our "ACNielsen Retail Index for Beer Category", based on ACNielsen distribution channels from year 2000 to 2005 in Arica to Puerto Montt within cities of more than 30,000 inhabitants, on Form 20-F of Quilmes industrial (Quinsa) Societe Anonyme. We further consent to the use of our name in such Form 20-F and to the filling of this consent as an exhibit thereto.


/s/ Cristobal Ceballos Moura
----------------------------
Cristobal Ceballos Moura
Client Service
ACNielsen Chile

ACNielsen Chile S.A.
Tajamar 183 - Piso 8
Las Condes, Santiago, CHILE                            [A VNU BUSINESS LOGO]
Tel 562.463-2700
Fax 562.463-2800
http://acnielsen.com